 Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
February 28, 2022	C. Todd Asbury
(276) 873-7000

NEW PEOPLES BANKSHARES DECLARATION OF DIVIDEND

Honaker, Virginia – The board of directors of New Peoples Bankshares, Inc. (the “Company”) (OTCBB: NWPP) the financial holding company of its wholly-owned subsidiary, New Peoples Bank, Inc. (the “Bank”), today announced the declaration of a dividend of $.05 per share payable on March 31, 2022, to shareholders of record as of March 15, 2022.

Chairman of the Board H. Lynn Keene commented, “When we started the bank back in 1998, we envisioned having a community bank for the people of our region that is built on trust and strong relationships with our customers and our communities. We are appreciative of all our shareholders who have invested in the bank and have been loyal and patient for this day. The Board and I are grateful for our employees and management team that have worked diligently to get us to this point. We have all been working and waiting for the day and I am pleased that we have finally made it. The Board will strive to keep paying dividends again in the future.”

C. Todd Asbury stated, “We are so happy to be able to pay our first cash dividend to our shareholders. We believe that we have recovered from the various challenges of the past, thanks to a decade of hard work and dedication from the Board of Directors, management and a great team of employees. The past years of reorganization and cost reduction measures, along with solid revenue growth from customer relationships in loans, deposits, and non-interest income resources, have all come together to give our shareholders a well-deserved dividend. Our goal is to continue this trend going forward and to provide our shareholders an excellent return in the future as we strive to become the premier bank in Central Appalachia.”

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 19 branch locations throughout southwest Virginia, eastern Tennessee, southern West Virginia, and a loan production office in western North Carolina. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at www.npbankshares.com.

This news release contains statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include: (i) the success or failure of efforts to implement the Company’s business plan; (ii) any required increase in the Company’ regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company’s nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company’s markets; (vii) the Company’s ability to attract and retain talent; (viii) demographical changes in the Company’s markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company’s market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower’s ability to repay and the Company’s management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues (including the recent novel coronavirus (COVID-19) outbreak and the associated efforts to limit the spread of the disease), and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company’s ability to successfully manage cyber security; (xx) the Company’s reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) regulatory, economic and other factors affecting the Company’s ability to pay dividends; and (xxiii) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.